Stillwater Mining Company

$165,000,000 Principal Amount

1.875% Convertible Senior Notes due 2028

PURCHASE AGREEMENT

March 6, 2008

Deutsche Bank Securities Inc.
60 Wall Street, 44th Floor
New York, New York  10005

Ladies and Gentlemen:

Stillwater Mining Company, a Delaware corporation (the “Company”), proposes to sell to Deutsche Bank Securities Inc. (the “Initial Purchaser”) an aggregate of $165,000,000 aggregate principal amount of its 1.875% Convertible Senior Notes due 2028 (the “Firm Notes”).  The Company also proposes to sell at the option of the Initial Purchaser an additional $16,500,000 aggregate principal amount of the Company’s 1.875% Convertible Senior Notes due 2028 (the “Additional Notes”) as set forth below.  The Firm Notes and the Additional Notes are hereinafter sometimes collectively referred to as the “Notes.”

The Notes are to be issued pursuant to an indenture (the “Indenture”) among the Company, Law Debenture Trust Company of New York, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as security registrar, paying agent and conversion agent.  The Notes will be convertible, subject to certain conditions described in the Final Memorandum (as defined below) into shares of the common stock (the “Common Stock”) of the Company, $0.01 par value per share.

The Notes and the shares of Common Stock will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers (“QIBs”) in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”).

The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the “Closing Date” (as defined herein) between the Company and the Initial Purchaser (the “Registration Rights Agreement”).

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties

The Company represents and warrants as follows:

(a)           A preliminary offering memorandum (the “Preliminary Memorandum”) has been prepared by the Company for use by the Initial Purchaser in connection with the offering of the notes and the Company will, on or before the second business day after the date hereof, prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) for use by the Initial Purchaser in connection with the offering of the Notes.  Copies of the Preliminary Memorandum have heretofore been delivered by the Company to you.  Any reference herein to the Preliminary Memorandum, Final Memorandum or Memorandum or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to any Memorandum shall be deemed to refer to and include the filing with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the date of such Memorandum and deemed to be incorporated therein by reference.

(b)           As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) or the Option Closing Date (as defined below), if any, as the case may be, neither (i) the Preliminary Memorandum as of the Applicable Time as supplemented by the Final Term Sheet (as defined below), all considered together (collectively, the “Disclosure Package”), nor (ii) any individual Supplemental Document (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date and as of the Closing Date or the Option Closing Date, if any, the Final Memorandum will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties in this Section 1(b) as to information contained in or omitted from any Memorandum or Supplemental Document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Initial Purchaser, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:00 a.m. (New York time) on March 7, 2008 or such other time as agreed to by the Company and the Initial Purchaser.

“Supplemental Document” means any “written communication” (within the meaning of the Securities Act and the rules and regulations thereunder (the “1933 Act Regulations”)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Notes other than the Memorandum or amendments or supplements thereto (including the Final Term Sheet), including, without limitation, any road show relating to the Securities that constitutes such a written communication.  The Company and the Initial Purchaser agree that no offering of the Notes will be made by the Company or the Initial Purchaser with any “written communication” (within the meaning of the 1933 Act Regulations other than such Supplemental Document) without the prior written agreement of the Company and the Initial Purchaser; provided, however, that prior to the preparation of the Final Term Sheet, the Initial Purchaser is authorized to use the information to be set forth in the Final Term Sheet in communications conveying information relating to the offering to investors.

(c)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Disclosure Package and the Final Memorandum.  The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company taken as a whole (the occurrence of any such effect or any such prevention or interference or any such result being herein referred to as a “Material Adverse Effect”).

(d)           All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the shares of Common Stock issuable upon conversion of all of the Notes will, on or before the Closing Date, have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action of the Company and such shares, when issued upon conversion in accordance with the terms of the Notes, will be validly issued and fully paid and non-assessable, and the issuance of such shares upon conversion will not be subject to preemptive or other similar rights of any security holder of the Company.

(e)           Except as described in the Disclosure Package and the Final Memorandum, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Notes.  Except as described in the Disclosure Package and the Final Memorandum, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in any registration statement to be filed with the Commission pursuant to the Registration Rights Agreement or the offering contemplated thereby.

(f)           The information set forth under the caption “Capitalization” and “Description of Capital Stock” in the Disclosure Package and in the Final Memorandum is true and correct in all material respects.  All of the shares of Common Stock conform to the description thereof contained in the Disclosure Package and the Final Memorandum in all material respects.  The form of certificates for the shares of Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents in all material respects.  Subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Memorandum, except as otherwise specifically stated therein or in this Agreement, the Company has not:  (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(g)           The consolidated financial statements of the Company, together with related notes and schedules as included or incorporated by reference in the Disclosure Package and the Final Memorandum, present fairly the financial position and the results of operations and cash flows of the Company at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included or incorporated by reference in the Disclosure Package and the Final Memorandum presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented or incorporated by reference therein.  There are no financial statements (historical or pro forma) that would have been required to be included or incorporated by reference in the Disclosure Package or in the Final Memorandum if the Notes were registered under the Securities Act that are not included or incorporated.

(h)           KPMG LLP, who have certified certain of the audited financial statements set forth, or incorporated by reference in, the Disclosure Package and the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(i)           The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(j)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Disclosure Package and the Final Memorandum, the Company is not aware of (i) any material weakness in its internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act), or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(k)           Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(l)           There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened against the Company before or brought by any federal, state, local or foreign governmental or regulatory commission, court, board, body, authority or administrative agency, domestic or foreign, or by any self-regulatory organization or other non-governmental body, having, in each case, jurisdiction over the Company, which if determined adversely to the Company could have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Memorandum.

(m)           Except as disclosed in the Disclosure Package and the Final Memorandum, the Company has good and marketable title to all of the real properties reflected in the financial statements of the Company included or incorporated by reference in the Disclosure Package and the Final Memorandum, free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, adverse claims and other defects of any kind except those reflected in such financial statements or described in the Disclosure Package and the Final Memorandum or which are not material in amount.  The Company occupies its leased properties under valid and binding leases except as set forth in the Disclosure Package and the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Disclosure Package and the Final Memorandum, the Company has good and marketable title to all of the personal property owned by them, in each case, free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, adverse claims and other defects of any kind except for any liens that do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or except as described in the Disclosure Package and the Final Memorandum.

(n)           The Company has filed all U.S. federal, state, local and foreign tax returns which have been required to be filed by them and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve has been established in accordance with GAAP, except for where failure to so file or pay would not, individually or in the aggregate, have a Material Adverse Effect.  All unpaid tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(o)           Since the respective dates as of which information is given in the Disclosure Package and the Final Memorandum, as each may be amended or supplemented, there has not been (i) any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company taken as a whole, whether or not occurring in the ordinary course of business, (ii) any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Disclosure Package and the Final Memorandum, as each may be amended or supplemented, (iii) any change in the capital stock or outstanding indebtedness of the Company other than transactions described in the Disclosure Package and the Final Memorandum, as each may be amended or supplemented, or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.  The Company has no material contingent obligations which are not disclosed in the financial statements of the Company included or incorporated by reference in the Disclosure Package and the Final Memorandum.

(p)           The Company is not and with the giving of notice or lapse of time or both, will not be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have, individually or in the aggregate, a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under: (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its respective properties is bound, (ii) the certificate or articles of incorporation or by-laws of the Company or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of U.S. federal, state, local or foreign regulatory, administrative or other governmental body, or any self-regulatory organization or other non-governmental authority (including, without limitation, the NYSE) which conflict, breach or default would, in the cases of clauses (i) and (iii), have, individually or in the aggregate, a Material Adverse Effect.

(q)           The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(r)           Each approval, consent, order, authorization, designation, declaration or filing by or with any U.S. federal, state, local or foreign regulatory, administrative or other governmental body, or by or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation the rules and regulations of the NYSE), necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority (“FINRA”) in connection with transactions contemplated by the Registration Rights Agreement, or such additional steps as may be necessary to qualify the shares of Common Stock for public offering by the Initial Purchaser under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(s)           Except as disclosed in the Disclosure Package and the Final Memorandum, the Company possesses, or can acquire on reasonable terms, adequate rights to patents, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential inventions, systems and procedures), trademarks, service markets, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to the business now operated by them, except where the failure to so possess or the inability to acquire would not have a Material Adverse Effect; the Company has not received any written notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any outstanding decree, order or judgment that has rendered any Intellectual Property owned by the Company invalid or unenforceable, and which infringement or conflict (if the subject of an unfavorable decision, ruling or finding) or invalidity or unenforceability, single or in the aggregate, would result in a Material Adverse Effect.

(t)           The Company has all necessary consents, authorizations, approvals, orders, franchises, licenses, certificates (including certificates of authority), concessions or permits (collectively, “Permits”) of and from, and has made all declarations and filings with, all appropriate state, federal or foreign regulatory agencies, bodies or authorities, self-regulatory organizations and all courts and other tribunals, including any permits or approvals required by the United States Environmental Protection Agency, the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary under applicable law to own, lease, license and use its properties and assets and to conduct the business as described in the Disclosure Package and the Final Memorandum, except where the failure to possess such Permits or to make such declarations or filings would not have a Material Adverse Effect; the Company has not received any notice of proceedings relating to revocation, modification or any other material impairment of any Permit.

(u)           Neither the Company, nor to the Company’s knowledge, any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the shares of Common Stock.  The Company acknowledges that the Initial Purchaser may engage in passive market making transactions in the shares of Common Stock on the NYSE in accordance with Regulation M under the Exchange Act.

(v)           The Company is not and, after giving effect to the offering and sale of the Notes contemplated hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Final Memorandum, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(w)           The statistical, industry-related and market-related data included in the Disclosure Package and the Final Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(x)           The operations of the Company is and has been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statues of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(y)           The Company is not owned or controlled by, or under common control with, or acting on behalf of, or is owned or controlled by, or under common control with, or acting on behalf of, any entity that is owned or controlled by, or acting on behalf of, or is doing business with any entity that is owned or controlled by, or acting on behalf of, or is doing business with, (i) the government of a terrorist-sponsoring country as designated by the U.S. Department of State, (ii) the government of a country subject to a sanctions program administered by the Officer of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), (iii) a person or entity identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC (31 C.F.R., Subtitle B, Chapter V, Appendix A) or (iv) any persons or entities subject to U.S. trade sanctions under the Trading with the Enemy Act, as amended, or the International Emergency Economic Powers Act, as amended.   Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the OFAC; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z)           The Company carries, or is covered by, insurance in such amounts and with such deductibles and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.  The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(aa)         The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)        To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or MMC Norilsk Nickel (“Norilsk Nickel”), the beneficial owner of approximately 53% of the Company’s Common Stock, except as set forth in the Disclosure Package and the Final Memorandum.

(cc)         Except as described in the Disclosure Package and the Final Memorandum, (i) the Company is in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, policies, provisions of common law, and judgments, decisions and orders of any governmental agency or body or of any court, relating to (A) pollution, (B) natural resource damages, (C) the protection of human health and safety, including as such relates to mining operations, (D) the manufacture, processing, distribution, use, treatment, storage, disposal, generation, transport, handling, discharge, emission, contamination, release or other condition or activity involving any wastes, pollutants, contaminants, petroleum or petroleum products, or hazardous or toxic chemicals, substances or materials (“Hazardous Materials”), (E) the restoration or reclamation of the environment, including any requirements relating to the establishment and maintenance of financial assurances or bonds, or (F) the investigation, cleanup, removal, remediation, or remedial or corrective action of or relating to Hazardous Materials (“Environmental Laws”), and all past noncompliance with such Environmental Laws has been remedied without any ongoing of future material costs, obligations or liabilities, (ii) the Company has all licenses, permits, authorizations and approvals required under any applicable Environmental Laws (“Environmental Permits”) and are in compliance in all material respect with such Environmental Permits, and all past noncompliance with Environmental Permits has been remedied without any ongoing of future material costs, obligations or liabilities, (iii) there are no other material costs, obligations or liabilities of the Company associated with Environmental Laws, Environmental Permits or Hazardous Materials, including with respect to any capital or operating expenditures or any potential liabilities to third parties, (iv) there are no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial orders, actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations or proceedings relating to any Environmental Law, Environmental Permit or Hazardous Material against, of or concerning the Company or any of its properties (“Environmental Claims”), (v) there has been no disposal, discharge, emission or other release by the Company or at any of its properties that requires any material investigation, cleanup, removal, remediation, or remedial or corrective action under Environmental Law, (vi) the Company is not conducting or funding any material investigation, cleanup, removal, remediation, or remedial or corrective action of or relating to Hazardous Materials, (vii) none of the Company’s properties is subject to any material Lien under any Environmental Law and (viii), to the Company’s knowledge, there are no events, conditions or circumstances that could reasonably be expected to result in or form the basis of any material noncompliance with Environmental Laws or Environmental Permits, any material Environmental Claim, or any requirement to conduct any material investigation, cleanup, removal, remediation, or remedial or corrective action of or relating to Hazardous Materials.

(dd)        There are no material relationships or related-party transactions (as provided for in the Item 404 of Regulation S-K) involving the Company or any other person which are not disclosed in the Disclosure Package or in the Final Offering Memorandum.

(ee)         As of the date of the Disclosure Package and the Final Memorandum, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(ff)          None of the information on (or hyperlinked from) the Company’s website at http://www.stillwatermining.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the offering of the Notes and the Company does not maintain or support any website other than http://www.  stillwatermining.com.

(gg)        The Company is not prohibited by contract from declaring and paying dividends and making other distributions on shares of Common Stock.

(hh)        Neither the Company nor any of its or their officers, directors, employees or agents, in their capacities as such, nor any other person acting on behalf of the Company, has made any payments, loans, gifts, or promises or offers of payments, loans, gifts or anything of value, directly or indirectly to or for the use or benefit in whole or in part of, any officer or employee of a Governmental Authority (a “Public Official”) or state-owned company or other state-owned enterprise, or to or for the use of any political party or official thereof, or candidate for political office, or to any other person if any such party knew or should have known or had reason to suspect, that any part of such payment, loan, gift or promise or offer, (i) was for purpose of corruptly (A) influencing any act or decision of the recipient in its official capacity, (B) inducing such recipient to (1) do or omit to do any act in violation of its lawful duty or (2) use its influence to affect or influence any act or decision of any Governmental Authority, or (C) securing any improper advantage, in each case, in order to assist the parties in obtaining or retaining business for or with, or directing business to any person unless such payment, loan, gift or promise or offer thereof is lawful under written applicable law of the relevant jurisdiction or (ii) would violate the Foreign Corrupt Practices Act, the Organization for Economic Co-Operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and similarly applicable laws or requirements (the “Anti-Corruption Statutes”).  For purposes of this representation and warranty, the term “Governmental Authority” means any public international, multinational or transnational organization or any national, state, municipal or local governmental, judicial, legislative, administrative or other authority, ministry, department, agency, instrumentality, office or organization.  Each of the Company and its affiliates has conducted its business in compliance with the Anti-Corruption Statutes and has implemented and maintained policies and procedures designed to ensure, and which are expected to continue to ensure, continued compliance therewith.

(ii)           No labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in aggregate), would result in a Material Adverse Effect, except as disclosed in the Memorandums.

(jj)           The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as exhibits to the Company’s Form 10-K.

(kk)         The Notes, the Indenture and the Registration Rights Agreement and the capital stock of the Company, including the shares of Common Stock, will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and in the Final Memorandum.

(ll)           When the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(mm)       Neither the Company nor any affiliate of the Company has directly or through any agent (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act), which sale, offer, solicitation or negotiation is or will be integrated with the offer or sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(nn)        As of the date hereof and immediately prior to, and immediately following, the issuance of the Notes, and immediately after the application of the proceeds from the offering and sale of the Notes, the Company is and will be Solvent (as defined below); the Company is not contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Company does not have knowledge of any person contemplating the filing of any such petition against the Company; as used herein, “Solvent” means, for any person on a particular date, that, on such date, (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (iv) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute unreasonably small capital, and (v) such person is able to pay its debts as they become due and payable.

(oo)        Except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement or the Notes or the consummation of the transactions contemplated hereby or thereby.

(pp)        Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Disclosure Package and the Final Memorandum has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

2.	Purchase, Sale, Payment and Delivery of the notes

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company the Firm Notes, at a purchase price of 97% of the principal amount thereof.

(b)           Payment for the Firm Notes to be sold hereunder is to be made in U.S. federal (same day) funds to an account designated by the Company through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase the Additional Notes at the purchase price set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 12 days of the Closing Date, by the Initial Purchaser to the Company, setting forth the number of Additional Notes as to which the Initial Purchaser is exercising the option and the time and date at which such Additional Notes are to be delivered; provided, that the time and date at which such Additional Notes are to be delivered shall be determined by the Initial Purchaser but shall be not later than 12 days after the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The option with respect to the Additional Notes granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Notes by the Initial Purchaser.  The Initial Purchaser may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Notes shall be made on the Option Closing Date in U.S. Federal (same day) funds drawn to the order of the Company against delivery of Additional Notes therefor through the facilities of The Depository Trust Company, New York, New York.

3.	Covenants of the Company

(a)           The Company covenants and agrees with the Initial Purchaser that:

(i)           The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Final Offering Memorandum and will not effect any such amendment or supplement without the consent of the Initial Purchaser, which consent shall not be unreasonably withheld.  Neither the consent of the Initial Purchaser, nor the Initial Purchaser’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.  The Company represents and agrees that, unless it obtains the prior consent of the Initial Purchaser, it has not made and will not make any offer relating to the Notes by means of any Supplemental Document.

(ii)          The Company will file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission until the completion of the initial resale of the Notes by the Initial Purchaser as contemplated herein.

(iii)         The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Initial Purchaser, attached hereto as Schedule I and shall furnish prior to the Applicable Time to the Initial Purchaser, without charge, as many copies of the Final Term Sheet as the Initial Purchaser may reasonably request.

(iv)         The Company will use best efforts to cooperate with the Initial Purchaser in endeavoring to qualify the Notes and the shares of Common Stock for offering and sale under the securities laws or blue sky laws of such states or other jurisdictions as the Initial Purchaser may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Initial Purchaser may reasonably request for distribution of the Initial Purchaser.

(v)          The Company will deliver to, or upon the order of, the Initial Purchaser, from time to time, as many copies of any Final Memorandum (or as thereafter amended or supplemented), including documents incorporated by reference therein, and of all amendments thereto, as the Initial Purchaser may reasonably request.

(vi)         The Company will promptly notify the Initial Purchaser, and confirm such notice in writing, of (A) any filing made by the Company of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Notes by the Initial Purchaser (and in any event for a period of at least 14 days after the later of the Closing Date or the Option Closing Date, if any), any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company taken as a whole, whether or not occurring in the ordinary course of business which (i) make any statement of a material fact in the Disclosure Package, the Final Offering Memorandum or any Supplemental Document false or misleading or (ii) are not disclosed in the Disclosure Package or the Final Offering Memorandum.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Disclosure Package or the Final Offering Memorandum in order that the Disclosure Package or the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Disclosure Package or the Final Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Disclosure Package or the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Disclosure Package or the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading.

(vii)        Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum.

(viii)       Beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Final Memorandum (the “Lock-Up Period”), without the prior written consent of the Initial Purchaser, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the issuance of the Notes as contemplated by this Agreement, (B) the issuance of shares of Common Stock upon conversion of the Notes, (C) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Preliminary Memorandum and the Final Memorandum, (D) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Preliminary Memorandum and the Final Memorandum, and (E) the filing, and effectiveness, under the Securities Act of the registration statement to be filed with the Commission pursuant to the Registration Rights Agreement.

(ix)          The Company has caused each officer, director and Norilsk Nickel to furnish to the Initial Purchaser, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(x)           The Company will use its best efforts to cause the shares issuable upon conversion of the Notes to be listed for quotation on the NYSE and to maintain the listing of the shares on the NYSE.

(xi)          The Company will use its best efforts to cause the Notes to be eligible for trading in PORTAL.

(xii)         The Company shall apply the net proceeds of its sale of the Notes as set forth in the Preliminary Memorandum and the Final Memorandum under the caption “Use of Proceeds.”

(xiii)        The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company to register as an investment company under the 1940 Act.

(xiv)        The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xv)         Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the shares of Common Stock.

(xvi)        The Company will at all times reserve and keep available, free of preemptive rights, shares of Common Stock in an amount sufficient to satisfy the Company’s obligations to issue shares of Common Stock upon conversion of the Notes.

(xvii)       The Company will use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(xviii)      The Company will not, and will use its best efforts to cause the Company’s affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), which sale, offer, solicitation or negotiation could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

(xix)         Until the expiration of one year after the original issuance of the offered Notes, the Company will not, and will cause its “affiliates” (as defined in Rule 144) not to, resell any offered Notes or the shares of Common Stock which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

4.	Costs and Expenses

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as requested by, the Initial Purchaser copies of the Preliminary Memorandum, the Final Memorandum, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Notes; any listing of the shares of Common Stock on any securities exchange or qualification of the shares of Common Stock for quotation on the NYSE and any registration thereof under the Exchange Act; the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Initial Purchaser caused by a breach of the representation in Section 1(b); the preparation, issuance and delivery of the certificates for the Notes to the Initial Purchaser, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Notes to the Initial Purchaser and any charges of DTC in connection therewith, and the expenses, including the fees and disbursements of counsel for the Initial Purchaser, incurred in connection with the qualification of the Notes under State securities or Blue Sky laws.  The Company shall not, however, be required to pay for any of the Initial Purchaser’s expenses (other than those related to qualification under any regulation of the FINRA and State securities or foreign or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 5 hereof are not satisfied, or because this Agreement is terminated by the Initial Purchaser pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Initial Purchaser, the Company shall reimburse the Initial Purchaser for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Initial Purchaser for damages on account of loss of anticipated profits from the sale by it of the Notes.

5.	Conditions of Obligations of the Initial Purchaser

The obligation of the Initial Purchaser to purchase the Firm Notes on the Closing Date and the Additional Notes, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Initial Purchaser shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, in the form set forth in Exhibit B hereto (and stating that it may be relied upon by counsel to the Initial Purchaser).   The Initial Purchaser shall also have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of the General Counsel of the Company addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, in the form set forth in Exhibit C hereto (and stating that it may be relied upon by counsel to the Initial Purchaser).

(b)           The Initial Purchaser shall have received from Shearman & Sterling LLP, counsel for the Initial Purchaser, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser.

(c)           The Initial Purchaser shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, of KPMG LLP confirming that it is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and stating that, in its opinion, the financial statements and schedules examined by it and included or incorporated by reference in the Disclosure Package and the Final Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to the Initial Purchaser with respect to the financial statements and certain financial and statistical information included or incorporated by reference in the Disclosure Package and the Final Memorandum.

(d)           The Initial Purchaser shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)           The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(ii)          Since the respective dates as of which information is given in the Disclosure Package and Final Memorandum, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company taken as a whole, whether or not arising in the ordinary course of business.

(e)           The Company shall have furnished to the Initial Purchaser such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Initial Purchaser may reasonably have requested.

(f)            The Notes shall be included in the book-entry settlement of The Depository Trust Company and designated for trading on PORTAL, upon notice of issuance.

(g)           The shares of Common Stock issuable upon conversion of the Notes shall have been approved for listing upon notice of issuance on the NYSE.

(h)           The Lockup Agreements described in Section 3(a)(ix) are in full force and effect.

(i)            There shall exist no event or condition which would constitute a default or an event of default under the Notes or the Indenture.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Initial Purchaser and to Shearman & Sterling LLP, counsel for the Initial Purchaser.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notifying the Company of such termination in writing or by facsimile at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Initial Purchaser shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

6.	Offering By The Initial Purchaser

The Initial Purchaser represents and warrants as follows.

(a)           it will offer and sell the Notes only to persons whom it, or its agents, reasonably believe are QIBs in transactions meeting the requirements of Rule 144A;

(b)           it is a QIB within the meaning of Rule 144A; within the United States, it has not and will not, directly or indirectly, solicit offers for, or offer or sell, the Notes by any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(c)           and without the prior consent of the Company, other than one or more term sheets relating to the Notes containing customary information, it has not made and will not make any offer relating to the Notes that would constitute a Supplemental Document.

7.	Indemnification

(a)           The Company agrees:

(1)          to indemnify and hold harmless the Initial Purchaser, the directors and officers of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Document or (ii) with respect to the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Document, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Document in reliance upon and in conformity with written information furnished to the Company by or through the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 11 herein.

(2)          to reimburse the Initial Purchaser, its directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not the Initial Purchaser or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Initial Purchaser was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Initial Purchaser will promptly return all sums that had been advanced pursuant hereto.

(b)           The Initial Purchaser will indemnify and hold harmless the Company, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Document or (ii) with respect to the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Document, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Disclosure Package, the Final Memorandum or any Supplemental Document in reliance upon and in conformity with written information furnished to the Company by or through the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 11 herein.  This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a) or 7(b)  shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or 7(b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by the Initial Purchaser pursuant to Section 7(a) and by the Company in the case of the Initial Purchaser indemnified pursuant to Section 7(b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)           To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d): (i) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           In any proceeding relating to the Preliminary Memorandum, the Disclosure Package, the Final Memorandum, or any Supplemental Document, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser, its directors or officers or any person controlling the Initial Purchaser, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to the Initial Purchaser, its directors or officers or any person controlling the Initial Purchaser, or to the Company, its directors or officers, or any person controlling the Initial Purchaser, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.	Notices

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Initial Purchaser, to Deutsche Bank Securities Inc., 60 Wall Street, 44th Floor, New York, New York  10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102, Attention: John Stark.

9.	Termination

(a)           This Agreement may be terminated by you by notice to the Company  (a)  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Additional Notes) if any of the following has occurred: (i) since the respective dates as of which information is given in the Disclosure Package and the Final Memorandum, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes or (iv) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or a disruption in commercial banking or securities settlement or clearance systems in the United States, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) the declaration of a banking moratorium by United States or New York State authorities, (vii) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority or, (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)           as provided in Section 5 of this Agreement.

10.	Successors

This Agreement has been and is made solely for the benefit of the Initial Purchaser and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Notes from the Initial Purchaser shall be deemed a successor or assign merely because of such purchase.

11.	Information Provided by the initial Purchaser

The Company and the Initial Purchaser acknowledge and agree that the only information furnished or to be furnished by the Initial Purchaser to the Company for inclusion in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum consists of the eighth paragraph under the caption “Plan of Distribution”.

12.	Governing Law; Construction

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.	No Fiduciary Relationship

The Company hereby acknowledges that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Initial Purchaser hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchaser to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company and the Initial Purchaser agree that the Initial Purchaser is acting as principal and not the agent or fiduciary of the Company and the Initial Purchaser has not assumed, and Initial Purchaser will not assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Initial Purchaser has advised or is currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

14.	Miscellaneous

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of  (a) any termination of this Agreement,  (b) any investigation made by or on behalf of the Initial Purchaser or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Notes under this Agreement.

The Company acknowledges and agrees that the Initial Purchaser in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend the Initial Purchaser to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Initial Purchaser in accordance with its terms.

Very truly yours,

Stillwater Mining Company

By

The foregoing Purchase Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By: Deutsche Bank Securities Inc.

By
Authorized Officer

By
Authorized Officer

SCHEDULE I

STILLWATER MINING COMPANY

$165,000,000 aggregate principal amount of 1.875% Convertible Senior Notes due 2028

The information in this Pricing Term Sheet supplements and, as appropriate, supersedes the information contained in the Preliminary Offering Memorandum of Stillwater Mining Company dated March 6, 2008.

Title of Securities:	1.875% Convertible Senior Notes due 2028 (the “Notes”)

Aggregate Principal Amount Offered:	$165,000,000

Over-allotment Option:	$16,500,000

Offer price:	100.000% of principal amount

Use of proceeds:	Stillwater Mining Company intends to use the net proceeds from this offering to repay and eliminate outstanding indebtedness under its credit facility and for general corporate purposes

Interest payment dates:	March 15 and September 15 of each year, commencing September 15, 2008

Maturity:	March 15, 2028

Ranking:
The Notes will be our senior unsecured obligations and will rank pari passu with all of our other senior unsecured debt and senior to any of our future subordinated debt.  The Notes will be effectively subordinated to all present and future debt and other obligations of our subsidiaries.  In addition, the Notes are effectively subordinated to all of our present and future secured debt to the extent of the collateral securing that debt

Coupon:	1.875%

Principal amount per note:	$1,000

Closing Sale Price (March 6, 2008)	$18.37

Conversion Price:	Initially $23.51 per share of common stock

Conversion Rate Per Note (approximately):	Initially 42.5351

Optional Redemption:
On or after March 22, 2013, Stillwater Mining Company may redeem for cash all or a portion of the notes, at a redemption price of 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest up to, but not including, the redemption date

Repurchase of Notes at Holder’s Option:
Holders have the right to require Stillwater Mining Company to purchase all or a portion of their Notes on March 15, 2013, March 15, 2018 and March 15, 2023 for a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the date of repurchase, payable in cash

Repurchase upon a Fundamental Change:
If a fundamental change occurs, holders will have the option to require Stillwater Mining Company to purchase all or any part of their Notes at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, payable in cash

Qualifying Fundamental Change Protection:	Adjustment to the applicable conversion rate upon a qualifying fundamental change (per attached table)

Registration:	144A with registration rights in certain circumstances

Net Proceeds:
Approximately $160.1 million, after deducting initial purchaser’s discounts, commissions and estimated offering expenses (or approximately $176.6 million after exercising the over-allotment option in full)

Sole Manager:	Deutsche Bank Securities Inc.

Trade date:	March 7, 2008

Settlement date:	March 12, 2008

CUSIP / ISIN	86074Q AD4 / US86074QAD43

Adjustment to Shares Delivered Upon Conversion Upon a Qualifying Fundamental Change

The following table sets forth the increase in the conversion rate, expressed as a number of additional shares to be added per $1,000 principal amount of notes.

	Stock Price

Effective Date	$18.37	$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00

March 12, 2008	111.9000	111.9000	110.8200	99.1800	77.8400	66.7500	55.8400	44.1400	22.9900	22.1800	11.6000	00.8600	00.4400	00.0000

March 15, 2009	111.9000	111.9000	111.2100	99.4400	88.0200	66.8500	55.8900	44.1100	22.9200	22.1000	11.5200	00.7800	00.3800	00.0000

March 15, 2010	111.9000	111.9000	111.2500	99.3600	77.8600	66.6400	55.6400	33.8200	22.6400	11.8400	11.2900	00.6100	00.2600	00.0000

March 15, 2011	111.9000	111.9000	110.6700	88.6900	77.1300	55.8800	44.8900	33.1200	22.0300	11.3200	00.8600	00.3300	00.0900	00.0000

March 15, 2012	111.9000	111.5900	88.8600	66.8200	56.2700	44.0900	33.1800	11.7100	00.9100	00.4700	00.2200	00.0100	00.0000	00.0000

March 15, 2013	111.8900	77.4500	22.9100	00.0000	00.0000	00.0000	00.0000	00.0000	00.0000	00.0000	00.0000	00.0000	00.0000	00.0000

The stock prices and additional share amounts set forth above are based upon a closing sale price of $18.37 on March 6, 2008 and an initial conversion price of $23.51.

Notwithstanding anything in the indenture to the contrary, we may not increase the conversion rate to more than 54.4365 shares per $1,000 principal amount of notes, though we will adjust such number of shares for the same events for which we must adjust the conversion price by the inverse of the adjustment factor applied to the conversion price.

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is (i) between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year; (ii) in excess of $80.00 per share (subject to adjustment), no increase in the conversion rate will be made; and (iii) less than $18.37 per share (subject to adjustment), no increase in the conversion rate will be made.

Because we cannot calculate and deliver the additional conversion consideration due as a result of an increase in the conversion rate resulting from a given qualifying fundamental change until after the effective date of that qualifying fundamental change has occurred, we will not deliver such additional conversion consideration until after the effective date of the qualifying fundamental change it relates to even if the settlement date in respect of other conversion consideration occurs earlier. As a result, you may receive conversion consideration in two payments rather than one.  We will deliver the portion of the conversion consideration that is payable on account of the increase in the conversion rate as soon as practicable, but in no event after the third business day after the later of (i) the date the holder surrenders the note for conversion; and (ii) the effective date of the qualifying fundamental change.

If you surrender a note for conversion in connection with a qualifying fundamental change we have announced, but the qualifying fundamental change is not consummated, then you will not be entitled to the increased conversion rate referred to above in connection with the conversion.

The Notes and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or any other state securities laws. Unless they are registered, the Notes and the common stock issuable upon conversion of the Notes may be offered only in transactions exempt from or not subject to registration under the Securities Act of 1933, as amended, or any other state securities laws. Accordingly, the Notes are only being offered to qualified institutional buyers under Rule 144A.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

A confidential offering memorandum may be obtained from your Deutsche Bank sales representative.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

LOCK-UP AGREEMENT

March 6, 2008

Stillwater Mining Company

Deutsche Bank Securities Inc.
60 Wall Street, 44th Floor
New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., as Initial Purchaser (the “Initial Purchaser”), proposes to enter into a purchase agreement (the “Purchase Agreement”) with Stillwater Mining Company (the “Company”), providing for sale to the Initial Purchaser of an aggregate of $165,000,000 aggregate principal amount of its 1.875% Convertible Senior Notes due 2028 (the “Offering”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

To induce the Initial Purchaser to enter into the Offering, the undersigned agrees that, beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Final Memorandum (the “Lock-Up Period”), without the prior written consent of the Initial Purchaser the undersigned will not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file, or cause to be filed, or make any demand or exercise any right with respect to the filing of, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except, in each case, for (A) the sale of shares of Common Stock by the undersigned, which shares vested during 2008 and the proceeds of which sale do not exceed the good faith estimate of any such officer’s or director’s tax liability in respect of such the vesting of restricted stock and/or restricted stock units in 2008, plus 10% of such estimated tax liability, (B) the sale of shares of Common Stock acquired in open market transactions after the completion of the Offering, (C) transfers, sales or other distributions or dispositions of shares of Common Stock, in each case, that are made between and among the undersigned or members of the undersigned’s family, and (D) any other transfers in connection with which (i) the Initial Purchaser receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (ii) any such transfer shall not involve a disposition for value, and (iii) such transfers are not required during the Lock-Up Period to be reported in any public report or filing with the Commission, or otherwise, provided that any such transfer pursuant to clause (D) is:

A-1

(i)           a bona fide gift or gifts; or

(ii)           to any trust or limited liability company, the beneficiaries or members of which are exclusively the undersigned or a member of the immediate family of the  undersigned, including grandchildren (to the extent consistent with the Securities Act and state securities laws).

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder and which are subject to the Lock-Up Period, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder and which are subject to the Lock-Up Period, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any Registration Rights Agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such Registration Rights Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Signature:

Print Name:

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